UNITED STATES BANKRUPTCY COURT
                             DISTRICT OF NEW MEXICO

In re:

AutoLend Group, Inc.
Tax I.D. No. 22-3137244    Case No. 11-97-15499-MA

Debtor.

           ORDER APPROVING DEBTOR'S APPLICATION TO EMPLOY ACCOUNTANTS
                             (MEYNERS + COMPANY LLC)

         The Court, after review of the Debtor's Application to Employ Accountants (Meyners + Company LLC) (the "Application"), and after consideration of the comments of the Office of the United States Trustee, (Ronald E. Andazola, Esq.), hereby finds that the Application should be granted in part, on the terms and conditions as set forth herein.
         IT IS THEREFORE ORDERED ADJUDGED AND DECREED that the Debtor's Application to Employ Accountants (Meyners + Company LLC) is approved, for the following services only: (1) Any and all services related to the preparation of the Debtor's tax returns, and (2) Any and all services related to the preparation of Securities and Exchange Commission Forms 10-K, 10-Q, or other required SEC reports, forms, or other reporting requirements. Meyners + Company LLC is specifically authorized to perform any audit of the Debtor and its subsidiaries necessary to fulfill its SEC and tax responsibilities.
         IT IS FURTHER ORDERED, ADJUDGED AND DECREED that the Debtor shall provide the Office of the U.S. Trustee with a document disclosing any and all debts owed between and among the Debtor and its wholly owned subsidiaries, and disclosing a list of all creditors of each subsidiary. Such disclosure shall be provided no later than May 1, 1998. If such disclosure resolves the concerns of the Office of the U.S. Trustee, the Court may enter an Order expanding the employment of Meyners + Company LLC to the extent requested in Debtor's Application. If such disclosure fails to resolve the concerns of the Office of the U.S. Trustee, and if the parties are unable to resolve such concerns among themselves, the Court will hold a hearing on such remaining issues, on short notice to the Debtor and the Office of the U.S. Trustee.
         IT IS FURTHER ORDERED, ADJUDGED AND DECREED that Meyners + Company LLC shall make periodic application for payment of fees, subject to the Court's allowance under 11 U.S.C. ss.ss.328, 329 and 330, with the first application to be made no later than 180 days from the date of the entry of the Order.

                                                  /s/ MARK B. MCFEELEY
                                                  UNITED STATES BANKRUPTCY JUDGE
Submitted by:

WILLIAMS F. DAVIS & ASSOC., P.C.


/s/ CHRIS W. PIERCE
Chris W. Pierce, Esq.
Attorneys for the Debtor
P.O. Box 6
Albuquerque, NM 87103
(505) 243-6129

Accepted and approved:

UNITED STATES TRUSTEE

TELEPHONIC APPROVAL 4-16-98
Ronald E. Andazola, Esq.
Assistant United States Trustee
P.O. Box 608
Albuquerque, NM 87103-0608
(505) 248-6544